Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY
FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports 15.4% Earnings Increase

And a Substantial Jump in Wealth Management Assets

BRYN MAWR, Pa. October 28, 2009 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the Corporation earned third quarter 2009 diluted earnings per share of $0.30 and net income of $2.6 million, an increase of $0.04 per share or 15.4%, and an increase of $364 thousand or 16.1% over the third quarter of 2008 diluted earnings per share of $0.26 and net income of $2.3 million.

Ted Peters, Chairman and Chief Executive Officer, stated, “We are very pleased with our third quarter earnings, especially in light of the softness in the overall economy. The Bank’s net interest income has continued to show strong improvement in each of the last three quarters as the tax equivalent net interest margin increased 13 basis points or 3.6% since the second quarter of 2009 and 9 basis points or 2.5% since the fourth quarter of 2008. In addition, we have seen a sharp increase in our Wealth Management Assets* primarily as a result of a rising stock market, the growth of our new Delaware trust company, and the addition of new clients.”

*	defined as assets under management, administration, supervision and brokerage.

SIGNIFICANT ITEMS FOR THE QUARTER

•

Total Wealth Management Assets at September 30, 2009 were $2.7 billion, up $447 million or 19.7% from June 30, 2009 and up $565 million or approximately 26.3% from December 31, 2008, due in part to new brokerage business, the successful launch of The Bryn Mawr Trust Company of Delaware and improvements in the financial markets.

•

Revenue from Wealth Management services (which includes Lau Associates LLC which was acquired on July 15, 2008) for the third quarter of 2009 was $3.5 million, down slightly from second quarter 2009 revenue of $3.6 million and down from fourth quarter 2008 results of $3.7 million. For the nine month period ending September 30, 2009, the revenue from Wealth Management Services was $10.6 million, up 4.3% from the $10.1 million in the same period last year.

•	Deposit levels were $899.5 million at September 30, 2009, up $30.0 million or 3.4% from December 31, 2008 and up $43.2 million or 5.0% from September 30, 2008 as branch activity remains strong.

•

Total quarter end portfolio loans and leases of $886.5 million were down 1.5% or $13.1 million compared to $899.6 million at December 31, 2008 as construction loans decreased $21.2 million or 36.3%, leases declined $7.5 million or 12.6%, while home equity lines and loans in our local market area increased $19.7 million or 12.7%.

•

The tax equivalent net interest margin was 3.72% for the third quarter of 2009, up 13 basis points from the second quarter 2009 and 9 basis points from the fourth quarter of 2008 primarily due to lower deposit rates, reductions in wholesale and time deposit balances and lower variable rates on subordinated debt.

•

Net interest income for the third quarter of 2009 was $10.3 million, up $800 thousand or 8.4% from the quarter ended December 31, 2008 and $634 thousand or 6.5% from the quarter ended September 30, 2008.

•

The Corporation’s investment portfolio increased from a fair market value of $108.3 million at December 31, 2008 to $173.8 million at September 30, 2009 due largely to the growth in deposits and the reduction in the loan portfolio. There were no other than temporary impairment (“OTTI”) charges recorded in 2009 or 2008.

•

Investment securities gains of $848 thousand were recorded during the quarter ended September 30, 2009. These gains primarily resulted from reducing exposure to certain longer term mortgage backed securities and reducing individual company exposure in specific corporate bonds.

•

Revenue from the sale of residential mortgage loans for the quarter ended September 30, 2009 was $760 thousand, substantially lower than the windfall production in the first and second quarters of 2009, but higher than the third and fourth quarters of 2008 when revenue was less than $300 thousand in each quarter.

•

At September 30, 2009, the allowance for loan and lease losses of $10.3 million was 1.16% of portfolio loans and leases compared with $10.4 million or 1.18% and $10.1 million or 1.13% at June 30, 2009 and March 31, 2009, respectively.

•

The provision for loan and lease losses for the quarter ended September 30, 2009 was $2.3 million, compared with $1.7 million in the second quarter of 2009, up $600 thousand primarily due to continued but lower lease charge-offs and one specific commercial loan relationship.

•

Trends within the leasing portfolio have shown improvement as quarterly net charge-offs have gradually decreased from $1.6 million in the fourth quarter of 2008 to $1.1 million in the third quarter of 2009.

•

Non-performing loans and leases are 78 basis points of total portfolio loans and leases at September 30, 2009. While the level of non-performing loans and leases has increased from 42 basis points at June 30, 2009, the majority of these loans are adequately secured by collateral that can substantially liquidate the associated debt.

•

Non-interest expense decreased in the third quarter of 2009 compared to the second quarter of 2009 primarily due to lower residential mortgage revenue related costs and no FDIC special assessment charge.

•

At September 30, 2009, the Corporation had an unused borrowing capacity of $263 million at the Federal Home Loan Bank of Pittsburgh, $75 million at the Federal Reserve and $75 million of Fed Funds lines. Additionally, liquidity remained strong with approximately $44 million in overnight money market funds and other short-term investments at September 30, 2009.

•	Regulatory capital levels at September 30, 2009 exceed the regulatory minimum for “well capitalized” at both the Bank and Corporate level.

	Regulatory Minimum to be Well Capitalized	Actual 9/30/2009	Actual 12/31/2008
Bryn Mawr Trust Company Consolidated
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.91%	8.49%
Total (Tier II) Capital to RWA	10.00%	12.06%	10.98%
Tier I Leverage Ratio	5.00%	7.98%	7.70%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.36%	8.81%
Total (Tier II) Capital to RWA	10.00%	12.49%	11.29%
Tier I Leverage Ratio	5.00%	8.39%	8.03%
Tangible Common Equity Ratio	N/A	7.74%	7.13%

DIVIDEND DECLARED

On October 22, 2009, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable December 1, 2009 to shareholders of record as of November 10, 2009.

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Thursday, October 29, 2009. Interested parties may participate by calling 1-800-860-2442 at 8:30 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through November 13, 2009. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 434374.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

September 30, 2009

(unaudited)

	For The Three Months Ended
	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
Interest income	$14,186	$14,222	$14,293	$14,838	$14,802
Interest expense	3,557	4,004	4,446	5,050	4,955
Subordinated debt	299	306	221	257	151

Net interest income	10,330	9,912	9,626	9,531	9,696
Provision for loan and lease losses	2,305	1,686	1,591	2,898	1,063

Net interest income after provision for loan and lease losses	8,025	8,226	8,035	6,633	8,633

Fees for wealth management services	3,457	3,620	3,504	3,695	3,544
Loan servicing and late fees	367	343	291	281	298
Service charges on deposits	493	491	463	455	409
Net gain on sale of residential mortgage loans	760	2,516	1,877	293	287
Net gain on sale of investments	848	—	472	8	—
Net gain on trading investment	161	79	—	—	—
Other operating income	557	752	878	533	807

Non-interest income	6,643	7,801	7,485	5,265	5,345

Salaries and wages	5,322	5,626	5,479	4,700	5,278
Employee benefits	1,281	1,462	1,582	912	981
Occupancy and bank premises	893	906	927	922	778
Furniture fixtures and equipment	634	612	586	632	578
Advertising	196	346	232	356	265
(Recovery) / impairment of mortgage servicing rights	(51)	(115)	204	638	11
Amortization of mortgage servicing rights	186	256	195	81	91
Intangible asset amortization	77	77	77	77	64
FDIC insurance	265	357	322	138	121
FDIC insurance special assessment	—	540	—	—	—
Professional fees	419	544	343	441	426
Other expenses	1,467	1,676	1,521	1,549	1,555

Non-interest expense	10,689	12,287	11,468	10,446	10,148

Income before income taxes	3,979	3,740	4,052	1,452	3,830
Income tax expense	1,360	1,291	1,420	445	1,575

Net income	$2,619	$2,449	$2,632	$1,007	$2,255

Per share data:
Weighted average shares outstanding	8,782,632	8,745,708	8,602,406	8,585,914	8,575,904
Dilutive potential common shares	17,664	21,601	18,498	41,254	35,428

Adjusted weighted average dilutive shares	8,800,296	8,767,309	8,620,904	8,627,168	8,611,332

Basic earnings per common share	$0.30	$0.28	$0.31	$0.12	$0.26

Diluted earnings per common share	$0.30	$0.28	$0.31	$0.12	$0.26

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

Effective tax rate	34.2%	34.5%	35.0%	30.6%	41.1%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

September 30, 2009

(unaudited)

	For The Nine Months Ended
	Sept 30, 2009	Sept 30, 2008
Interest income	$42,701	$43,096
Interest expense	12,007	15,338
Subordinated debt	826	151

Net interest income	29,868	27,607
Provision for loan and lease losses	5,582	2,698

Net interest income after provision for loan and lease losses	24,286	24,909

Fees for wealth management services	10,581	10,147
Loan servicing and late fees	1,001	913
Service charges on deposits	1,447	1,230
Net gain on sale of residential mortgage loans	5,153	982
Net gain on sale of investments	1,320	222
Net gain on trading investment	240	—
BOLI income	—	260
Interest rate floor income	—	268
Other operating income	2,187	2,185

Non-interest income	21,929	16,207

Salaries and wages	16,427	14,289
Employee benefits	4,325	3,260
Occupancy and bank premises	2,726	2,243
Furniture fixtures and equipment	1,832	1,692
Advertising	774	759
Impairment of mortgage servicing rights	38	30
Amortization of mortgage servicing rights	637	286
Intangible asset amortization	231	64
FDIC insurance	944	334
FDIC insurance - special assessment	540	—
Professional fees	1,306	1,109
Other expenses	4,664	4,164

Non-interest expense	34,444	28,230

Income before income taxes	11,771	12,886
Income tax expense	4,071	4,568

Net income	$7,700	$8,318

Per share data:
Weighted average shares outstanding	8,710,909	8,560,566
Dilutive potential common shares	19,254	31,892

Adjusted weighted average shares	8,730,163	8,592,458

Basic earnings per common share	$0.88	$0.97

Diluted earnings per common share	$0.88	$0.97

Dividend declared per share	$0.42	$0.40

Effective tax rate	34.6%	35.4%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data )

September 30, 2009

(unaudited)

For the period end:	2009 3Q	2009 2Q	2009 1Q	2008 4Q	2008 3Q
Asset Quality Data

Nonaccrual loans and leases	5,921	2,913	3,251	5,303	1,961
90 + days past due loans and leases - still accruing	1,013	746	744	504	116

Nonperforming loans and leases	6,934	3,659	3,995	5,807	2,077
Other non-performing assets	1,521	1,897	1,311	—	136

Nonperforming assets	$8,455	$5,556	$5,306	$5,807	$2,213

Nonperforming loans and leases / portfolio loans	0.78%	0.41%	0.45%	0.65%	0.24%
Nonperforming assets / assets	0.71%	0.47%	0.45%	0.50%	0.20%

Net loan and lease charge-offs (annualized)/ average loans	1.08%	0.64%	0.80%	0.71%	0.33%

Delinquency rate - including nonperforming	1.23%	0.81%	1.01%	0.97%	0.35%

Delinquency rate - excluding nonperforming	0.45%	0.40%	0.59%	0.32%	0.11%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$10,389	$10,137	$10,332	$9,014	$8,672

Charge-offs	(2,581)	(1,546)	(1,858)	(1,611)	(796)

Recoveries	186	112	72	31	75

Net (charge-offs) / recoveries	(2,395)	(1,434)	(1,786)	(1,580)	(721)

Provision for loan and lease losses	2,305	1,686	1,591	2,898	1,063

Balance, end of period	$10,299	$10,389	$10,137	$10,332	$9,014

Allowance for loan and lease losses / loans and lease	1.16%	1.18%	1.13%	1.15%	1.03%
Allowance for loan and lease losses / nonperforming loans and leases	148.5%	283.9%	253.7%	177.9%	434.0%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data )

September 30, 2009

(unaudited)

For the period and period end:	2009 3Q	2009 2Q	2009 1Q	2008 4Q	2008 3Q
Selected ratios (annualized):

Return on average assets	0.89%	0.83%	0.92%	0.35%	0.83%
Return on average shareholders’ equity	10.39%	10.11%	11.54%	4.23%	9.55%
Yield on loans and leases*	5.79%	5.84%	5.85%	6.06%	6.19%
Yield on interest earning assets*	5.09%	5.13%	5.37%	5.63%	5.94%
Cost of interest bearing funds	1.73%	1.94%	2.15%	2.42%	2.47%
Net interest margin*	3.72%	3.59%	3.62%	3.63%	3.90%
Book value per share	$11.62	$11.33	$10.99	$10.76	$10.97
Tangible book value per share	$10.44	$10.15	$9.78	$9.55	$10.29
Period end shares outstanding	8,783,130	8,781,079	8,615,296	8,592,259	8,583,377

Selected data:

Mortgage loans originated	$35,025	$125,090	$96,523	$25,826	$24,019
Mortgage loans sold - servicing retained	$29,577	$112,608	$93,071	$10,653	$5,985
Mortgage loans sold - servicing released	$3,474	$188	$1,225	$5,837	$7,215
Mortgage loans serviced for others	$499,503	$490,202	$411,493	$350,199	$353,833

Brokerage assets (1)	$173,059	$143,388	$78,707	$75,720	$86,376
Wealth assets under management / supervision (BMT DE)	332,963	108,693	1,647	—	—
Wealth assets under management / supervision (Lau)	526,443	488,877	456,909	506,637	615,796
Wealth assets under management / administration (BMTC)	1,678,402	1,523,071	1,421,868	1,564,042	1,964,149

Total Wealth assets under management / administration / supervision / brokerage	$2,710,867	$2,264,029	$1,959,131	$2,146,399	$2,666,321

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data )

September 30, 2009

(unaudited)

	2009 Year-to-date	2008 Year-to-date
Selected ratios (annualized):

Return on average assets	0.88%	1.09%
Return on average shareholders’ equity	10.66%	11.99%
Yield on loans and leases*	5.83%	6.35%
Yield on interest earning assets*	5.19%	6.14%
Cost of interest bearing funds	1.94%	2.71%
Net interest margin*	3.64%	3.94%

Selected data:

Mortgage loans originated	$256,638	$83,393
Mortgage loans sold - servicing retained	$235,256	$32,921
Mortgage loans sold - servicing released	$4,887	$28,422

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio	As of September 30, 2009			As of December 31, 2008
($’s in thousands)
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain /(Loss)	Amortized Cost	Fair Value	Unrealized Gain /(Loss)
Short term bond fund	5,076	5,076	—	—	—	—

Total Trading Securities	5,076	5,076	—	—	—	—

U. S. government agency securities	55,159	55,242	83	10,999	11,170	171

State, county & municipal securities	24,628	25,094	466	7,072	7,096	24

FNMA/FHLMC mortgage backed securities	52,963	54,826	1,863	78,054	79,660	1,606

GNMA mortgage backed securities	7,580	7,726	146	—	—	—

Foreign debt securities	1,450	1,450	—	950	950	—

Bond - mutual funds	11,722	11,783	61	—	—	—

Corporate bonds	12,231	12,634	403	10,180	9,453	(727)

Total Available for Sale Securities	165,733	168,755	3,022	107,255	108,329	1,074

Total Investment Portfolio	170,809	173,831	3,022	107,255	108,329	1,074

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.91%	8.71%	8.56%	8.49%	9.07%
Total (Tier II) Capital to RWA	10.00%	12.06%	11.89%	11.02%	10.98%	11.46%
Tier I Leverage Ratio	5.00%	7.98%	7.72%	7.68%	7.70%	8.53%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.36%	9.27%	8.96%	8.81%	9.35%
Total (Tier II) Capital to RWA	10.00%	12.49%	12.43%	11.41%	11.29%	11.72%
Tier I Leverage Ratio	5.00%	8.39%	8.22%	8.05%	8.03%	8.76%
Common Equity Ratio		8.54%	8.29%	8.10%	8.03%	8.31%
Tangible Common Equity Ratio		7.74%	7.43%	7.20%	7.13%	7.13%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

September 30, 2009

(unaudited)

Balance Sheet For the period ended:	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008
Assets
Interest bearing deposits with banks	$48,351	$51,455	$30,283	$45,100	$11,413
Fed funds sold	—	—	—	—	6,000
Money market funds	18,140	38,252	72,433	5,109	10,172

Trading securities	5,316	5,105	—	—	—
Investment securities - AFS	168,754	153,738	106,191	108,329	107,048

Total investment securities	174,070	158,843	106,191	108,329	107,048

Loans held for sale	4,133	6,837	2,896	3,024	1,987

Portfolio loans:
Consumer	11,412	10,603	8,396	8,518	8,319
Commercial & industrial	237,340	224,355	237,440	236,469	232,096
Commercial mortgages	256,293	257,246	256,631	249,730	240,996
Construction	37,221	40,829	43,746	58,446	62,299
Residential mortgages	118,098	120,475	124,552	132,536	127,798
Home equity lines & loans	174,273	168,592	165,044	154,576	149,707
Leases	51,842	55,538	57,668	59,302	56,979

Total portfolio loans and leases	886,479	877,638	893,477	899,577	878,194

Earning assets	1,131,173	1,133,025	1,105,280	1,061,139	1,014,814

Cash and due from banks	9,381	11,260	9,342	18,776	52,124
Allowance for loan and lease losses	(10,299)	(10,389)	(10,137)	(10,332)	(9,014)
Bank owned life insurance	—	—	—	15,585	15,585
Intangible assets	10,322	10,399	10,476	10,358	5,805
FHLB stock	7,916	7,916	7,916	7,916	7,853
Other assets	47,032	47,330	46,940	47,904	45,197

Total assets	$1,195,525	$1,199,541	$1,169,817	$1,151,346	$1,132,364

Liabilities and shareholders’ equity

Interest-bearing checking	$128,551	$132,531	$132,354	$135,513	$134,557
Money market	209,574	172,850	171,986	142,707	137,911
Savings	98,189	98,545	83,834	54,333	67,884
IND / IDC deposits	54,104	20,625	29,541	30,185	20,045
Wholesale deposits	64,679	88,119	86,746	120,761	134,726
Time deposits	176,388	200,174	205,164	211,542	208,890

Interest-bearing deposits	731,485	712,844	709,625	695,041	704,013

Non-interest bearing deposits	167,991	181,153	177,153	174,449	152,304

Total deposits	899,476	893,997	886,778	869,490	856,317

Subordinated debt	22,500	22,500	15,000	15,000	15,000
Borrowed funds	147,386	149,925	152,442	154,939	147,414
Mortgage payable	2,076	2,090	—	—	—
Other liabilities	22,040	31,539	20,899	19,504	19,511
Shareholders’ equity	102,047	99,490	94,698	92,413	94,122

Total liabilities and shareholders’ equity	$1,195,525	$1,199,541	$1,169,817	$1,151,346	$1,132,364

Balance Sheet (average)	2009 3Q	2009 2Q	2009 1Q	2008 4Q	2008 3Q
Assets

Interest bearing deposits with banks	$33,560	$23,588	$29,434	$45,503	$5,894
Fed funds sold	—	—	2,222	272	11,668
Money market funds	28,877	70,933	40,903	10,713	2,609
Trading securities	5,189	2,436
Investment securities	160,365	128,528	108,413	105,902	110,004
Loans held for sale	5,307	6,219	6,478	2,814	1,994
Portfolio loans and leases	881,519	886,180	897,215	886,793	864,460

Earning assets	1,114,817	1,117,884	1,084,665	1,051,997	996,629

Cash and due from banks	11,191	10,386	11,706	13,882	22,418
Allowance for loan and lease losses	(10,529)	(10,242)	(10,353)	(9,085)	(8,732)
Bank owned life insurance	—	—	—	15,585	15,644
Intangible assets	10,367	10,443	10,399	5,824	4,962
Other assets	53,617	53,924	58,775	51,677	48,099

Total assets	$1,179,463	$1,182,395	$1,155,192	$1,129,880	$1,079,020

Liabilities and shareholders’ equity

Interest-bearing checking	$132,436	$138,904	$133,955	$133,654	$134,347
Money market	189,768	171,378	160,372	139,564	127,805
Savings	94,778	85,035	74,590	61,684	51,640
IND / IDC deposits	27,790	25,057	29,287	29,339	9,637
Wholesale deposits	74,347	99,371	103,562	123,905	139,871
Time deposits	192,275	198,221	207,964	213,004	200,707

Interest-bearing deposits	711,394	717,966	709,730	701,150	664,007

Non-interest bearing deposits	172,257	171,918	160,295	143,897	145,686

Total deposits	883,651	889,884	870,025	845,047	809,693

Subordinated debt	22,500	20,934	15,000	15,000	8,607
Borrowed funds	148,632	151,109	154,114	156,023	148,815
Mortgage payable	2,085	1,614	—	—	—
Other liabilities	22,602	21,714	23,559	19,128	17,964
Shareholders’ equity	99,993	97,140	92,494	94,682	93,941

Total liabilities and shareholders’ equity	$1,179,463	$1,182,395	$1,155,192	$1,129,880	$1,079,020

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

September 30, 2009

(unaudited)

Balance Sheet (average)

	2009 Year-to-date	2008 Year-to-date
Assets
Interest bearing deposits with banks	$28,876	$4,601
Fed funds sold	733	7,411
Money market funds	46,860	—
Trading securities	2,561	—
Investment securities	132,625	91,646
Loans held for sale	6,001	3,258
Portfolio loans and leases	888,243	835,783

Earning assets	1,105,899	942,699

Cash and due from	11,092	21,487
Allowance for loan and lease losses	(10,375)	(8,455)
Intangible assets	10,403	1,666
FHLB stock	7,916	6,396
Other assets	47,504	53,613

Total assets	$1,172,439	$1,017,406

Liabilities and shareholders’ equity
Interest-bearing checking	$135,093	$138,622
Money market	173,947	127,609
Savings	84,875	42,359
IND / IDC deposits	27,373	3,625
Wholesale deposits	92,319	137,231
Time deposits	199,429	188,605

Interest-bearing deposits	713,036	638,051

Non-interest bearing deposits	168,201	143,933

Total deposits	881,237	781,984

Subordinated debt	19,505	2,890
Borrowed funds	151,265	121,917
Mortgage payable	1,241	—
Other liabilities	22,621	17,946
Shareholders’ equity	96,570	92,669

Total liabilities and shareholders’ equity	$1,172,439	$1,017,406

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	3rd Quarter 2009			2nd Quarter 2009			1st Quarter 2009			4th Quarter 2008			3rd Quarter 2008
(dollars in thousands)	Aver- age Balance	Inte- rest Income/ Expense	Aver- age Rates Ear- ned/ Paid	Aver- age Balance	Inte- rest Income/ Expense	Aver- age Rates Ear- ned/ Paid	Aver- age Balance	Inte- rest Income/ Expense	Aver- age Rates Ear- ned/ Paid	Aver- age Balance	Inte- rest Income/ Expense	Aver- age Rates Ear- ned/ Paid	Aver- age Balance	Inte- rest Income/ Expense	Aver- age Rates Ear- ned/ Paid
Assets:
Interest-bearing deposits with other banks	$33,560	$14	0.17%	$23,588	$12	0.20%	$29,434	$17	0.23%	$45,503	$62	0.54%	$5,894	$28	1.89%
Federal funds sold	—	—	—	—	—	—	2,222	1	0.18%	272	1	1.46%	11,668	57	1.94%
Money market funds	28,877	26	0.36%	70,933	80	0.45%	40,903	82	0.81%	10,713	8	0.30	—	—	—
Investment securities available for sale:
Taxable	144,073	1,079	2.97%	116,968	1,058	3.63%	98,240	1,116	4.61%	98,966	1,193	4.80%	104,877	1,208	4.58%
Tax-exempt	21,481	236	4.36%	13,996	155	4.44%	10,173	107	4.27%	6,936	85	4.88%	7,736	93	4.78%

Investment securities available for sale	165,554	1,315	3.15%	130,964	1,213	3.72%	108,413	1,223	4.58%	105,902	1,278	4.80%	112,613	1,301	4.60%

Loans and leases *	886,826	12,943	5.79%	892,399	12,999	5.84%	903,693	13,035	5.85%	889,607	13,551	6.06%	866,454	13,484	6.19%

Total interest earning assets	1,114,817	14,298	5.09%	1,117,884	14,304	5.13%	1,084,665	14,358	5.37%	1,051,997	14,900	5.63%	996,629	14,870	5.94%

Cash and due from banks	11,191			10,386			11,706			13,882			22,418
Less allowance for loan and lease losses	(10,529)			(10,242)			(10,353)			(9,085)			(8,732)
Other assets	63,984			64,367			69,174			73,086			68,705

Total assets	$1,179,463			$1,182,395			$1,155,192			$1,129,880			$1,079,020

Liabilities:

Savings, NOW and market rate deposits	$416,982	$729	0.69%	$395,317	$798	0.81%	$368,917	$816	0.90%	$334,902	$932	1.11%	$313,792	$860	1.09%
IND / IDC deposits	27,790	37	0.53%	25,057	24	0.38%	29,287	28	0.39%	29,339	53	0.72%	9,637	51	2.11%
Wholesale deposits	74,347	428	2.28%	99,371	592	2.39%	103,562	785	3.07%	123,905	1,016	3.26%	139,871	1,253	3.56%
Time deposits	192,275	1,094	2.26%	198,221	1,316	2.66%	207,964	1,554	3.03%	213,004	1,725	3.22%	200,707	1,598	3.17%

Total interest-bearing deposits	711,394	2,288	1.28%	717,966	2,730	1.53%	709,730	3,183	1.82%	701,150	3,726	2.11%	664,007	3,762	2.25%

Subordinated debt	22,500	299	5.27%	20,934	306	5.86%	15,000	221	5.98%	15,000	257	6.82%	8,607	151	6.98%
Mortgage payable	2,085	30	5.71%	1,614	23	5.72%	—	—	—	—	—	—	—	—	—
Borrowed funds	148,632	1,239	3.31%	151,109	1,251	3.32%	154,114	1,263	3.32%	156,023	1,324	3.38%	148,815	1,194	3.19%

Total interest-bearing liabilities	884,611	3,856	1.73%	891,623	4,310	1.94%	878,844	4,667	2.15%	872,173	5,307	2.42%	821,429	5,107	2.47%

Noninterest-bearing deposits	172,257			171,918			160,295			143,897			145,686
Other liabilities	22,602			21,714			23,559			19,128			17,964

Total noninterest-bearing liabilities	194,859			193,632			183,854			163,025			163,650

Total liabilities	1,079,470			1,085,255			1,062,698			1,035,198			985,079

Shareholders’ equity	99,993			97,140			92,494			94,682			93,941

Total liabilities and shareholders’ equity	$1,179,463			$1,182,395			$1,155,192			$1,129,880			$1,079,020

Interest income to earning assets			5.09%			5.13%			5.37%			5.63%			5.94%

Net interest spread			3.36			3.19			3.22			3.21			3.47
Effect of noninterest-bearing sources			0.36			0.40			0.40			0.42			0.43

Net interest income/ margin on earning assets		$10,442	3.72%		$9,994	3.59%		$9,691	3.62%		$9,593	3.63%		$9,763	3.90%

Tax equivalent adjustment		$112	0.02%		$82	0.02%		$65	0.02%		$62	0.03%		$68	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Nine months ended September 30,

	2009			2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$28,876	$43	0.20%	$4,601	$83	2.41%
Federal funds sold	733	1	0.18%	7,411	135	2.43%
Money market funds	46,860	188	0.54%	—	—	—
Investment securities available for sale:
Taxable	119,928	3,253	3.63%	83,906	2,946	4.69%
Tax-exempt	15,258	496	4.35%	7,740	279	4.81%

Investment securities available for sale	135,186	3,749	3.71%	91,646	3,225	4.70%

Loans and leases *	894,244	38,977	5.83%	839,041	39,859	6.35%

Total interest earning assets	1,105,899	42,958	5.19%	942,699	43,302	6.14%

Cash and due from banks	11,092			21,487
Less allowance for loan and lease losses	(10,375)			(8,455)
Other assets	65,823			61,675

Total assets	$1,172,439			$1,017,406

Liabilities:

Savings, NOW and market rate deposits	$393,915	$2,342	0.80%	$308,590	$2,710	1.17%
IND / IDC deposits	27,373	89	0.43%	3,625	57	2.10%
Wholesale deposits	92,319	1,805	2.61%	137,231	4,483	4.36%
Time deposits	199,429	3,963	2.66%	188,605	5,066	3.59%

Total interest-bearing deposits	713,036	8,199	1.54%	638,051	12,316	2.58%

Subordinated debt	19,505	826	5.66%	2,890	151	6.98%
Mortgage payable	1,241	53	5.71%	—	—	—
Borrowed funds	151,265	3,755	3.32%	121,917	3,022	3.31%

Total interest-bearing liabilities	885,047	12,833	1.94%	762,858	15,489	2.71%

Noninterest-bearing deposits	168,201			143,933
Other liabilities	22,621			17,946

Total noninterest-bearing liabilities	190,822			161,879

Total liabilities	1,075,869			924,737

Shareholders’ equity	96,570			92,669

Total liabilities and shareholders’ equity	$1,172,439			$1,017,406

Interest income to earning assets			5.19%			6.14%

Net interest spread			3.25			3.43
Effect of noninterest-bearing sources			0.39			0.51

Net interest income/ margin on earning assets		$30,125	3.64%		$27,813	3.94%

Tax equivalent adjustment		$257	0.03%		$206	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.